EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, we, the signatories of the statement on Schedule 13D to which this joint filing agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: June 9, 2008

FRANCISCO PARTNERS II, L.P.
By:	Francisco Partners GP II, L.P., General Partner
By:	Francisco Partners GP II Management, LLC, General Partner

By:	/s/ Keith Geeslin
Name:	Keith Geeslin
Title:	Managing Member

FRANCISCO PARTNERS PARALLEL FUND II, L.P.
By:	Francisco Partners GP II, L.P., General Partner
By:	Francisco Partners GP II Management, LLC, General Partner

By:	/s/ Keith Geeslin
Name:	Keith Geeslin
Title:	Managing Member

FRANCISCO PARTNERS GP II, L.P.
By:	Francisco Partners GP II Management, LLC, General Partner

By:	/s/ Keith Geeslin
Name:	Keith Geeslin
Title:	Managing Member

FRANCISCO PARTNERS GP II MANAGEMENT, LLC

By:	/s/ Keith Geeslin
Name:	Keith Geeslin
Title:	Managing Member